[Andersen Andersen & Strong, L.C. Letterhead]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report on the financial statements of NBG Radio Network, Inc., a Nevada Corporation (NBG), into a registration statement on form S-8 to be filed by NBG. Our report which is dated March 26, 1998, is included in NBG's annual report on Form 10K for the fiscal year ended November 30, 1997, which report is incorporated by reference into the S-8 registration Statement.

/s/
Andersen Andersen & Strong L.C.
Salt Lake City, Utah
May 27, 1999